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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 26, 2011

ZOOM TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-18672	51-0448969
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Headquarters:
Sanlitun SOHO, Building A, 11th Floor
No.8 Worker Stadium North Road
Chaoyang District, Beijing, China 100027

U.S. office:
136 First Street
Nanuet, NY 10954

(Address of principal executive offices including zip code)

(917) 609-0333
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On October 26, 2011, Zoom Technologies, Inc. ("Zoom" or the "Company") closed on the sale of 1,676,300 shares of common stock to Spreadtrum Communications, Inc., ("Spreadtrum") pursuant to the Common Stock Purchase Agreement (the "Agreement") entered into by and among the Company, Spreadtrum and Leo (Lei) Gu (the "Key Stockholder"), filed as Exhibit 10.1 hereto. In consideration, Spreadtrum paid an aggregate purchase price of US$2,900,000. The Company, Key Stockholder and Spreadtrum executed this agreement in reliance upon the exemption from securities registration afforded by the rules and regulations promulgated by the Securities and Exchange Commission under Section 4(2) of the Securities Act of 1933, as amended. Spreadtrum did not receive any registration rights and no warrants were issued pursuant to the Agreement.

Pursuant to the Agreement, the Company also agreed to design and develop all applicable Company products to integrate and operate solely with the Purchaser's products, and to not design and develop any Company products to integrate or operate with any competitive products for a term of three years.

Also pursuant to the Agreement, Spreadtrum shall have the right to nominate one nominee to the board of directors of the Company (the "Nomination Right"), subject to approval of the Company's independent directors, as required under Nasdaq Rule 5605(e)-Independent Director Oversight of Director Nominations. Spreadtrum's Nomination Right shall continue until such time that Spreadtrum owns less than 838,150 shares of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As of October 26, 2011, Leo Li, the Chief Executive Officer of Spreadtrum, has been appointed to the board of directors of the Company. This appointment is made pursuant to the Nomination Right and was approved by the independent directors of the Company.

Leo Li, a director of Spreadtrum since August 2009 and the Chairman of Spreadtrum's board of directors since August 2010, has served as Spreadtrum's President since October 2008 and Chief Executive Officer since February 2009. Dr. Li has more than 21 years of experience in the wireless communications industry. Before joining Spreadtrum, Dr. Li served as Chief Executive Officer of Magicomm Technology Inc., a cell phone product development company from 2005 to 2007. He was Senior Business Development Director at Broadcom responsible for baseband business from 2002 to 2005. From 1998 to 2002, Dr. Li served as General Manager of Mobile Phone Product and Vice President of Mobilink Telecom Inc., a GSM baseband start-up company that was sold to Broadcom in 2002. Prior to 1998, Dr. Li held various senior engineering and program management positions at Rockwell Semiconductors and Ericsson. Dr. Li holds 10 patents in wireless communication systems, RF IC system and circuit designs, and RFID applications. Dr. Li received a bachelor of science degree from the University of Science and Technology of China in Hefei, China; a master of science degree from the Institute of Electronics, Chinese Academy of Sciences in Beijing, China; a Ph.D. degree in electrical engineering from the University of Maryland in College Park, Maryland, USA; and a master of business administration degree from the National University in La Jolla, California, USA.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description
99.1	Press release, dated October 26, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOM TECHNOLOGIES, INC.

Date: November 1, 2011	By: /s/ Anthony K. Chan Anthony K. Chan Chief Financial Officer and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press release, dated October 26, 2011. PDF